UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8,2024

MARVION INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53612	26-2723015
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1401, 14/F, Phase 1, Austin Tower,
22-26 Austin Avenue,
Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +852 2111 4437

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	MVNC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item - 1.01 Entry into a Material Definitive Agreement.

On November 8, 2024, United Warehouse Management Limited (“UWML), a wholly owned subsidiary of Marvion Inc. (“MVNC”) , and Lei Tat trading (International) Limited (the “Customer”) entered into a Storage Service Agreement (the “Agreement”) pursuant to which the Customer will pay a monthly fee of HKD $420,000 (approximately USD $53,846) for the use of a 30,000 square feet storage space in the UWML warehouse facility, for a period of Three (3) years, commencing November 16, 2024, and ending November 15, 2027. Thereafter, the agreement will automatically renew for an additional one year period unless earlier terminated upon three months prior written notice.

The foregoing descriptions of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item - 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Number	Exhibit

10.1	Storage Service Agreement, dated November 8, 2024, by and between United Warehouse Management Limited and Lei Tat Trading (International) Limited.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marvion Inc.
Dated: November 15, 2024

	By:	/s/ CHAN Sze Yu
CHAN Sze Yu
Chief Executive Officer

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